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                                                                    Exhibit 21.1


                                 Subsidiaries
                                 ------------


     Name                                           State of Incorporation
     ----                                           ----------------------

Kohl's Department Stores, Inc.                             Delaware

Kohl's Investment Corporation                              Delaware

Kohl's Illinois Corporation*                               Nevada

Kohl's Pennsylvania, Inc.*                                 Pennsylvania



*These subsidiaries are wholly owned subsidiaries of Kohl's Department Stores, Inc.